UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2021

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Campus Road
Princeton, NJ 08540
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, Par Value $.01 Per Share	IART	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the Fifth Amended and Restated 2003 Equity Incentive Plan

Integra LifeSciences Holdings Corporation (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) on May 14, 2021. At the Annual Meeting, the Company’s stockholders approved the Fifth Amended and Restated 2003 Equity Incentive Plan (the “Amended Plan”). The Amended Plan was adopted by the Company’s Board of Directors (the “Board”) on April 1, 2021, subject to approval by the Company’s stockholders.

The Amended Plan amends and restates the Company’s Fourth Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”). In particular, the Amended Plan makes the following material changes to the 2003 Plan:

(i)    Increases the maximum number of shares available by 1,900,000 shares to a total of 16,600,000 shares, and therefore increases the number of shares which may be granted as incentive stock options under the Amended Plan by 1,900,000 shares to 16,600,000 shares;
(ii)    Provides for a $750,000 limit on the total aggregate value of cash compensation and equity-based awards for any non-employee director for such director's service as a non-employee director during any fiscal year;
(iii)    Clarifies that the payment of dividends or dividend equivalents with respect to awards granted under the Amended Plan will only be paid out to the extent the applicable vesting conditions are satisfied and the shares underlying such awards are earned and vested;
(iv)    Removes certain provisions from the Amended Plan that were otherwise required for awards to quality as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, prior to its repeal under the Tax Cuts and Jobs Act of 2017; and
(v)    Extends the term of the Amended Plan through April 1, 2031.

The terms and conditions of the Amended Plan are described in the section entitled “Proposal 3 – Approval of the Fifth Amended and Restated 2003 Equity Incentive Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 9, 2021. The foregoing description of the Amended Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Committee Assignments

On May 14, 2021, effective immediately, the Board appointed Shaundra Clay, a current member of the Board, as a member of the Audit Committee of the Board (the “Audit Committee”) and Keith Bradley, also a current member of the Board who served on the Audit Committee up until that date, to the Compensation Committee of the Board.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of the Company was held on May 14, 2021. The final results of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item No. 1: All of the Board of Directors’ nominees for director were elected to serve until the Company’s 2022 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth below.

Nominees	For	Against	Abstain	Broker Non-Vote
Peter J. Arduini	77,630,433	701,833	55,139	1,349,866
Rhonda G. Ballintyn	78,161,336	98,828	127,241	1,349,866
Keith Bradley	75,837,191	2,494,554	55,660	1,349,866
Shaundra Clay	78,272,634	60,971	53,800	1,349,866
Stuart M. Essig	77,291,135	1,041,531	54,739	1,349,866
Barbara B. Hill	76,775,959	1,557,937	53,509	1,349,866
Donald E. Morel, Jr.	78,210,801	121,246	55,358	1,349,866
Raymond G. Murphy	76,383,100	1,948,605	55,700	1,349,866
Christian S. Schade	76,824,912	1,506,841	55,652	1,349,866

Item No. 2: The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year, by the votes set forth below.

For	Against	Abstain	Broker Non-Vote
76,948,462	2,733,325	55,484	0

Item No. 3: The stockholders approved the Amended Plan, by the votes set forth below.

For	Against	Abstain	Broker Non-Vote
77,030,444	1,273,155	83,806	1,349,866

Item No. 4: The stockholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, by the votes set forth below.

For	Against	Abstain	Broker Non-Vote
76,709,487	1,606,770	71,148	1,349,866

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1 Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan

104 Cover Page Interactive Data File (embedded within the inline XRBL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: May 18, 2021	By:	/s/ Carrie Anderson
Carrie Anderson
	Title:	Executive Vice President, Chief Financial Officer
and Treasurer